Exhibit 99.1

Cryoport Revenue Grows 47% for First Quarter 2020

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Revenue from commercial therapies increased 110% over the prior year

29 clinical trials added, now supporting 465 clinical trials in Regenerative Medicine market

NASHVILLE, Tennessee, May 7, 2020 - Cryoport, Inc. (NASDAQ: CYRX) (NASDAQ: CYRXW) (“Cryoport”), a global leader in life sciences solutions, today announced financial results for the three-month period ended March 31, 2020.

“We reported revenue of $9.8 million for the First Quarter of 2020, an increase of 47% from the First Quarter of 2019,” said Jerrell Shelton, Chief Executive Officer of Cryoport. “This was driven largely by record revenue from our commercial agreements supporting Gilead’s YESCARTA® and Novartis’ KYMRIAH® which contributed $2.9 million to the First Quarter of 2020, representing an increase of 110% compared with the First Quarter of 2019. In the first quarter, we experienced minimal disruption of our commercial portfolio resulting from the COVID-19 pandemic and are working closely with our partners to ensure eligible patients continue to have access to these life-saving therapies.

“In April, Gilead’s Kite Pharma renewed its agreement with Cryoport, which cover its entire portfolio of therapies in development as well as YESCARTA®. The ongoing rollouts of both YESCARTA® and KYMRIAH® to patients in the Americas, EMEA and APAC are expected to drive a continued ramp in activity related to our agreements supporting these commercial products. Revenue from our agreement with bluebird bio to support its commercial launch of ZYNTEGLO™ is expected to commence in the second half of 2020.”

“Our revenue growth in the First Quarter was also attributable to Cryogene, our Houston based Bioservices operation, which contributed revenue of $1.3 million. Cryogene specializes in the long-term secure storage of biological specimens, materials and samples for research purposes and is expected to continue to operate with some, but relatively minimal, impact from the COVID-19 pandemic.

“We are very pleased to report strong clinical trial growth for the quarter as we added a net total of 29 clinical trials, bringing the total number of clinical trials supported by Cryoport to a record 465.

“As providers of mission-critical logistics solutions to the healthcare industry, we are actively monitoring the spread of COVID-19 and continue to operate our Global Logistics Center Network with minimal impact on our ability to conduct day-to-day operations for our life sciences clients. While a meaningful number of the clinical trials we support have been suspended temporarily, none of these trials, to our knowledge, have been terminated as a result of COVID-19. These suspensions did impact our clinical trial revenue in late First Quarter and that impact continues into the Second Quarter of 2020. For trials that are ongoing, we are supporting our clients’ needs effectively and with business continuity plans in place to limit disruption and minimize any potential risk to our employees. We believe the structural shift that is underway in the biopharma market toward large-molecule treatments plays to our strengths as these therapies require much more rigorous, specialized and temperature sensitive logistics and storage solutions that meet exacting requirements. We think these requirements and our ever-increasing competency in tailored information technology will ensure the continued medium- and long-term expansion of our business despite the near-term headwinds we are experiencing from COVID-19.

Two Cryoport supported therapies filed for commercial approval during the First Quarter of 2020, and a third filed subsequent to the quarter end. We continue to expect a further six Cryoport supported MAA’s and BLA’s to be filed in 2020, based on internal information and forecasts from the Alliance for Regenerative Medicine, although the timing of some of these may be impacted by COVID-19.

“We are the life sciences industry leader in temperature-controlled logistics and biostorage of life-saving advanced cell and gene therapies, vaccines and other fragile and high value commodities, providing essential and highly specialized solutions to the Biopharma market. With research into COVID-19 moving at a relatively rapid pace, we have been selected to support six clinical trials for potential COVID-19 treatments and vaccines. We are proud to use our expertise to contribute to the fight against the spread of COVID-19 and are working closely with our clients to assure the security of their products as they advance the trials of these much-needed therapies.

“The Reproductive Medicine market was impacted by COVID-19 imposed restrictions and, consequently, for the First Quarter of 2020 contributed revenue of $0.8 million. Upon the lifting of these restrictions, we will resume our services and believe we will be well-positioned to drive revenue growth in this market. One example that gives us confidence is our new multi-year agreement with Inception Fertility, LLC, a Houston-based company which operates The Prelude Network, the largest and fastest growing network of fertility centers in the United States.

Mr. Shelton concluded by saying, “Our strong balance sheet and liquidity position, along with long-term agreements with an exceptionally loyal client base and successfully implemented business mitigation plans, gives us confidence in our ability to navigate the uncertainties caused by the pandemic. We are confident in our future and continue to execute on our plans to support the anticipated expansion in demand for our cutting-edge supply chain solutions. This entails building out our infrastructure, including software, competencies, and further expanding our Global Supply Chain Network, with new Global Supply Chain Centers in Morris Plains, New Jersey and Houston, Texas. We also continue to evaluate potential M&A opportunities that are complementary, accretive and expand our solutions offerings and total addressable market.”

Market Highlights:

Global Logistics Solutions

Biopharma

•	Biopharma revenue increased by 33% in the three-months ended March 31, 2020 compared to the same period in 2019.
•	Commercial revenue increased $1.5 million, or 110%, to $2.9 million for the three months ended March 31, 2020, as compared to $1.4 million for the same period in 2019.
•	Cryoport is now supporting a net total of 465 clinical trials as of March 31, 2020 compared with 383 as of March 31, 2019. The number of trials in Phase III grew to 62, compared with 49 as of March 31, 2019. Of the 465 total trials Cryoport supports, 384 are in the Americas, 65 in EMEA (Europe, the Middle East and Africa) and 16 in APAC (Asia Pacific). This compares to 338 in the Americas and 45 in EMEA as of March 31, 2019.
•	Gilead Sciences, Inc.’s subsidiary, Kite Pharma (“Kite”), renewed its agreement with Cryoport for an additional three years with evergreen provisions. The agreement covers all therapies in Kite’s portfolio, including the continued commercial rollout of its lead chimeric antigen receptor (CAR) T-cell therapy for the treatment of aggressive Non-Hodgkin Lymphoma, YESCARTA®, all ongoing clinical programs as well as any new commercial product launches.

Selected by Cellular Biomedicine Group, Inc. (Nasdaq: CBMG), a developer of proprietary cell therapies for the treatment of cancer and degenerative diseases, to support two of its immuno-oncology and stem cell clinical trials in China.

Animal Health

•	Animal Health revenue remained flat at $0.2 million for both the three months ended March 31, 2020 and the three-months ended March 31, 2019; however, we are building a strong pipeline of potential clients and expect to grow Animal Health revenue in 2020.

Reproductive Medicine

•	As a result of the impact of COVID-19, Reproductive Medicine revenue remained relatively flat at $0.8 million for both the three months ended March 31, 2020 and the three months ended March 31, 2019.
•	Cryoport entered into a multi-year agreement with Inception Fertility, LLC, a Houston-based company which operates The Prelude Network, the largest and fastest growing network of fertility centers in the United States.

Global Bioservices

•	Bioservices revenue was $1.3 million for the three-month period ended March 31, 2020 resulting from the acquisition of Cryogene consummated in May 2019.

Financial Highlights:

•	Revenue increased 47% to $9.8 million for the three-month period ended March 31, 2020, compared with the same period in the prior year.
•	Excluding revenue from the Cryogene acquisition in May of 2019, revenue grew 28% for the three-month period ended March 31, 2020, compared with the same period in the prior year.
•	Gross margin for the three-months ended March 31, 2020 was 54%, compared to 52% for the same period in the prior year.
•	Operating costs and expenses increased by $3.2 million for the three-month period ended March 31, 2020, compared to the same period in the prior year, as a result of continued investments in software development, which will provide a platform for continuing the scaling of our business; engineering initiatives, which includes the development of revolutionary packaging and monitoring and communications resources and the build out competencies in support of advancing our infrastructure and the growing demand for Cryoport’s solutions.
•	Adjusted EBITDA for the three-month period ended March 31, 2020 was ($1.7 million), compared with ($0.4 million) in the same period in the prior year.
•	Net loss for the three-month period ended March 31, 2020 was $3.9 million, or $0.11 per share, compared to a net loss of $2.4 million, or $0.08 per share in the same period in 2019.
•	Cryoport reported $97.4 million in cash, cash equivalents and short-term investments as of March 31, 2020, compared with $94.3 million as of December 31, 2019.

Further information on Cryoport’s financial results is included on the attached condensed consolidated balance sheets and statements of operations, and additional explanations of Cryoport’s financial performance are provided in Cryoport’s annual report on Form 10-Q for the three months ended March 31, 2020, which will be filed with the Securities and Exchange Commission (“SEC”) on or about May 8, 2020. The full report will be available on the SEC Filings section of the Investor Relations section of Cryoport’s website at www.cryoport.com.

Earnings Conference Call Information

IMPORTANT INFORMATION: A document titled “Cryoport First Quarter 2020 in Review”, providing a review of Cryoport’s recent financial and operational performance and a general business update, will be issued at 4:05 pm ET on Thursday, May 7, 2020. The document is designed to be read by investors before the questions and answers conference call and can be accessed at http://ir.cryoport.com/events-and-presentations.

Cryoport management will host a conference call at 5:00 pm ET on May 7, 2020. The conference call will be in the format of a questions and answers session and will address any queries investors have regarding the Company’s reported results.

Conference Call Information

Date:	May 7, 2020
Time:	5:00 p.m. ET
Dial-in numbers:	+1 (855) 327-6837 (U.S.), +1 (631) 891-4304 (International)
Confirmation code:	Request the “Cryoport Call”
Live webcast:	‘Investor Relations’ section at www.cryoport.com or at this link. Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

Questions and answers will be recorded and available approximately three hours after completion of the live event on the Investor Relations section of the Company's website at www.cryoport.com for a limited time. To access the replay of the questions and answers, please follow this link. A dial-in replay of the call will also be available, to those interested, until May 14, 2020. To access the replay, dial +1 (844) 512-2921 (United States) or +1 (412) 317-6671 (International) and enter replay pin number: 10009027.

About Cryoport, Inc.

Cryoport, Inc. (Nasdaq: CYRX) is redefining logistics for the life sciences industry by providing a platform of temperature-controlled solutions, serving the Biopharma, Reproductive Medicine, and Animal Health markets. Our mission is to support life and health on earth by providing reliable and comprehensive solutions for the life sciences industry through our advanced technologies, Global Supply Chain Network and dedicated scientists, technicians and supporting team of professionals. Through its purpose-built, proprietary Cryoport Express® Shippers; Cryoportal® information technology; validated Global Logistics Centers; smart and sustainable temperature-controlled logistics; and biostorage/biobanking services, Cryoport serves clients in life sciences research, clinical trials, and product commercialization. We support life-saving advanced cell and gene therapies and deliver vaccines, protein producing materials, and IVF materials in over 100 countries around the world. For more information, visit www.cryoport.com or follow @cryoport on Twitter at www.twitter.com/cryoport for live updates.

Forward Looking Statements

Statements in this news release which are not purely historical, including statements regarding Cryoport, Inc.’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties associated with the effect of changing economic conditions, trends in the products markets, variations in the Company’s cash flow, market acceptance risks, and technical development risks. The Company’s business could be affected by a number of other factors, including the risk factors listed from time to time in the Company’s SEC reports including, but not limited to, the Company’s 10-K for the year ended December 31, 2019 filed with the SEC. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Cryoport, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

Cryoport Investor Contacts:

Todd Fromer / Elizabeth Barker

KCSA Strategic Communications

tfromer@kcsa.com / ebarker@kcsa.com

P: 1-212-896-1203

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Cryoport Inc. and Subsidiaries

 Consolidated Statements of Operations

(unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenues	$9,774,075	$6,652,912
Cost of revenues	4,516,111	3,199,011
Gross margin	5,257,964	3,453,901

Operating costs and expenses:
General and administrative	4,030,042	2,696,859
Sales and marketing	3,081,427	2,407,992
Engineering and development	1,732,726	489,596
Total operating costs and expenses	8,844,195	5,594,447

Loss from operations	(3,586,231)	(2,140,546)
Other income (expense):
Interest expense	(2,451)	(338,728)
Other income (expense), net	(321,186)	91,472
Loss before provision for income taxes	(3,909,868)	(2,387,802)
Benefit (provision) for income taxes	(33,025)	900
Net loss	$(3,942,893)	$(2,386,902)

Net loss per share - basic and diluted	$(0.11)	$(0.08)
Weighted average shares outstanding - basic and diluted	37,548,549	30,441,996

Cryoport Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2020	2019
	(unaudited)
Current Assets:
Cash and cash equivalents	$50,622,454	$47,234,770
Short-term investments	46,809,959	47,060,786
Accounts receivable, net	6,139,538	7,098,191
Inventories	464,588	473,961
Prepaid expenses and other current assets	1,002,189	1,096,855
Total current assets	105,038,728	102,964,563
Property and equipment, net	12,459,703	11,833,057
Operating lease right-of-use assets	6,068,616	4,460,319
Intangible assets, net	5,073,182	5,177,578
Goodwill	10,999,722	10,999,722
Deposits	483,300	437,299
Total assets	$140,123,251	$135,872,538

Current liabilities:
Accounts payable and other accrued expenses	$3,171,821	$2,498,375
Accrued compensation and related expenses	2,671,473	1,903,720
Deferred revenue	341,150	367,867
Operating lease liabilities	813,574	665,901
Finance lease liabilities	72,207	24,617
Total current liabilities	7,070,225	5,460,480
Operating lease liabilities, net	5,586,845	4,101,236
Finance lease liabilities, net	149,297	8,539
Deferred tax liability	29,937	20,935
Total liabilities	12,836,304	9,591,190
Total stockholders' equity	127,304,947	126,281,348
Total liabilities and stockholders' equity	$140,141,251	$135,872,538

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined in Regulation G of the Securities Exchange Act of 1934. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating Cryoport's performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes that the following non-GAAP financial measures, adjusted net loss and adjusted EBITDA, provide a useful measure of Cryoport's operating results, a meaningful comparison with historical results and with the results of other companies, and insight into Cryoport's ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of Cryoport's comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with Cryoport's GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of Cryoport's ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in Cryoport's underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures Cryoport's underlying business.

Cryoport Inc. and Subsidiaries

Adjusted EBITDA Reconciliation

(unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP net loss	$(3,942,893)	$(2,386,902)

Non-GAAP adjustments to net loss:
Depreciation and amortization expense	824,429	300,565
Interest (income) expense, net	(196,184)	301,968
Stock-based compensation expense	1,620,378	1,413,735
Income taxes	33,025	(900)
Adjusted EBITDA	$(1,661,245)	$(371,534)